SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 30, 2003

Westport Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-14256	13-3869719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Broadway Street
Suite 2800
Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)

(303) 573-5404
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On December 18, 2003, Westport Resources Corporation, a Nevada corporation, issued a press release announcing that it has completed the acquisition of oil and natural gas assets located in South Texas from privately held United Resources for $350 million. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit
Number	Exhibit

99.1	Press release dated December 18, 2003 entitled “Westport Completes Purchase of South Texas Natural Gas Assets.”

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTPORT RESOURCES CORPORATION

Date: December 30, 2003	By:	/s/ HOWARD L. BOIGON
	Name:	Howard L. Boigon
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1*	Press release dated December 18, 2003 entitled “Westport Completes Purchase of South Texas Natural Gas Assets.”

     *Filed herewith.